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                                                                    EXHIBIT 10.5

            MANAGEMENT ASSETS AND OBLIGATIONS DISTRIBUTION AGREEMENT

                                  BY AND AMONG

                              JQH ACQUISITION, LLC,

                          JOHN Q. HAMMONS HOTELS, INC.,

                          JOHN Q. HAMMONS HOTELS, L.P.

                                       AND

                           JQH HOTELS MANAGEMENT, LLC

                          Dated as of ___________, 2005

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            MANAGEMENT ASSETS AND OBLIGATIONS DISTRIBUTION AGREEMENT

      This MANAGEMENT ASSETS AND OBLIGATIONS DISTRIBUTION AGREEMENT (this "Agreement") is entered into as of _____________, 2005, by and between JQH Acquisition, LLC, a Delaware limited liability company ("JQHA"), John Q. Hammons Hotels, Inc., a Delaware corporation ("JQH, Inc."), John Q. Hammons Hotels, L.P., a Delaware limited partnership ("JQH LP") (JQHA, JQH, Inc. and JQH LP collectively, the "JQH Entities"), and JQH Hotels Management, LLC, a Delaware limited liability company ("JQHHM").

      WHEREAS, John Q. Hammons, as Trustee of the Revocable Trust of John Q. Hammons, Dated December 28, 1989, as amended and restated ("JQH Trust"), and Hammons, Inc., a Missouri corporation ("Hammons, Inc.") own limited partner interests in JQH LP;

      WHEREAS, JQHHM and Hammons, Inc. are wholly-owned by JQH Trust;

      WHEREAS, John Q. Hammons Hotels, Inc., a Delaware corporation ("JQH, Inc.") and John Q. Hammons Hotels, L.P., a Delaware limited partnership ("JQH LP") own certain assets set forth on Schedule 1.1(a) attached hereto (the "Assets"), which are used in the provision of hotel management services for hotel properties and associated banquet and convention facilities owned, leased and/or managed by the JQH Entities and their affiliates (the provision of such management services, hereafter the "Business");

      WHEREAS, JQHHM desires to acquire the Assets and the Business, and to employ all of the JQH Employees (as hereinafter defined), and as a condition thereto is willing to assume certain contracts, liabilities and obligations of the JQH Entities as set forth herein;

      WHEREAS, JQH LP is subject to that certain Indenture, dated as of May 21, 2002, among JQH LP, John Q. Hammons Hotels Finance Corporation III, a Missouri corporation, and Wachovia Bank, National Association (the "Trustee"), governing the outstanding mortgage bonds of JQH LP (the "Indenture"); and

      WHEREAS, the JQH Entities desire to distribute and transfer the Assets and the Business to JQHHM, subject to the assumption by JQHHM of certain liabilities and obligations associated with the Assets and the Business, in accordance with and subject to the terms and conditions hereof.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                 DISTRIBUTION OF ASSETS; ASSUMPTION OF CONTRACTS

      1.1 Distribution of Assets. Immediately following the effective time of the Proposed Merger (the "Effective Time"), and upon and subject to the terms and conditions of this Agreement, (i) JQH, Inc. shall contribute and assign and transfer to JQH LP all right, title and interest in such Assets and Assumed Liabilities which are then owned by JQH, Inc., and (ii)

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immediately thereafter, JQH LP shall, at the direction of JQH Trust and Hammons,
Inc., distribute, assign, transfer, and deliver to JQHHM, all right, title, and interest in all the assets set forth on Schedule 1.1(a) attached hereto (the "Assets"), subject to the distribution to and assumption by JQHHM of the Assumed Liabilities (as defined below) as further provided in Section 1.3 below. Specifically excluded from the Assets, without limitation, shall be those assets and certain Management Contracts listed on Schedule 1.1(b) and all claims, rights, and interests now owned or arising hereafter related thereto. The Assets shall be conveyed to JQHHM free and clear of all liabilities, liens, charges, and encumbrances except for the Assumed Liabilities. Under no circumstances will Assets be distributed hereunder, whose fair market value, when taken together with the fair market value of the distribution made under the Chateau Distribution Agreement, dated of even date herewith, by and among JQHA, JQH Merger Corporation, a Delaware corporation, Atrium Hotels, LLC, a Delaware limited liability company, JQH LP and John Q. Hammons Hotels Two, L.P., a Delaware limited partnership (the "Chateau Distribution Agreement"), would exceed a value of $19.99 million.

      1.2 Consideration. In consideration for (i) the distribution of the Assets pursuant to Section 1.1 and (ii) the transfer of certain limited liability company interests in Chateau Lake, LLC, pursuant to that certain Chateau Distribution Agreement, certain limited partnership interests of JQH LP owned by JQH Trust will be transferred by JQH Trust to JQH LP as set forth in the Chateau Distribution Agreement.

      1.3 Assumed Liabilities. In addition to the Consideration set forth in
Section 1.2, above, JQHHM shall assume and agree to perform and satisfy, all of the liabilities and obligations of JQH, Inc. or JQH LP with respect to the Assets and the Business, as specifically set forth in Schedule 1.3 attached hereto and under the provisions of Article II with respect to JQH Employees. JQHHM shall assume no other liabilities or obligations of JQH, Inc. or JQH, LP, including any contracts, mortgages, commitments, leases, licenses, agreements, or other instruments, other than the Assumed Liabilities expressly listed in
Schedule 1.3 and the liabilities associated with the JQH Employees as provided in Article II hereto.

      1.4 Further Acts and Assurances. The JQH Entities shall at any time and from time to time at and after the Effective Time, upon JQHHM's reasonable request, take any and all steps necessary to distribute to JQHHM the Assets to be transferred hereunder, and shall do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as reasonably may be required for such distribution to JQHHM or its successors or assigns.

                                   ARTICLE II
                                  JQH EMPLOYEES

      2.1 Termination of Employment. Immediately following the Effective Time, the JQH Entities shall terminate the employment of all active employees of JQH, Inc. and JQH LP that are employed and continue to be employed as of the Effective Time (the "JQH Employees"), except those employees set forth on
Schedule 2.1 attached hereto (the "Excluded Employees"). Subject to JQHHM's normal hiring procedures and requirements, JQHHM agrees to make offers of employment to all JQH Employees at the Effective Time on terms set forth in this
Article II.

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Any JQH Employee hired by JQHHM as of the Effective Time is referred to herein as a "Transferred Employee."

      2.2 Employment Expenses. The JQH Entities shall be obligated to pay that portion of expenses that are attributable to the Transferred Employees and Contract Employees that are accrued prior to the Effective Time, and JQHHM shall be obligated to pay that portion of expenses that are attributable to the Transferred Employees and Contract Employees that are accrued subsequent to the Effective Time. JQHHM shall not assume any other obligations or liabilities relating to the Transferred Employees and Contract Employees accrued prior to the Effective Time, except as otherwise provided herein.

      2.3 Similarity of Employment Terms; Total Compensation.

            (a) Each Transferred Employee will be offered a total compensation package (wages, salaries, and benefits, but excluding stock options and any other stock-based compensation plans) that is identical to the Transferred Employee's total compensation package existing as of the date of this Agreement.

            (b) The Transferred Employees shall be given credit for their prior service with the JQH Entities for purposes of all Employee Benefit Plans (defined in Section 2.3(c)) and Employee Programs (defined in Section 2.3(c)).

            (c) Subject to Section 2.2 and subject to the consent of the third-party insurer of any benefit plan, JQHHM shall assume the Employee Benefit Plans and Employee Programs of the JQH Entities in which the Transferred Employees shall participate. To the extent that any third-party insurer does not consent, JQHHM shall establish a comparable benefit plan and shall waive any applicable pre-existing condition limitations, actively at work exclusions, requirements for evidence of insurability and shall waive all otherwise applicable waiting or required service periods for purposes of the Transferred Employees' eligibility to participate in JQHHM's employment benefits, including retirement plan, health insurance, and other welfare benefit plans. The Transferred Employees shall be given credit under JQHHM's group health plan for co-payments and payments under a deductible limit made by them and payments toward any out-of-pocket maximums applicable to them made during the plan year under the JQH Entities' group health plans. Information needed to determine such credit shall be provided by the JQH Entities upon the written consent of a Transferred Employee. For purposes of this Agreement, "Employee Benefit Plan" means the employee benefit plans (as defined in Section 3(3) of ERISA) maintained or contributed to by the JQH Entities in which JQH Employees are eligible to participate, including, without limitation, any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any employee welfare benefit plan (as defined in Section 3(1) of ERISA) and "Employee Programs" means, other than Employee Benefit Plans, all of the JQH Entities' payroll practices, personnel policies, contracts, plans and arrangements, if any, providing for bonuses, deferred compensation, retirement payments, profit sharing, incentive pay, commissions, vacation pay or other benefits, but excluding stock option plans, in which any employee of the JQH Entities or such employee's spouse or dependents participate, and all employment, severance or other agreements with any JQH Employees.

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            (d) Each Transferred Employee that has not executed an employment contract with any JQH Entity will be employed on an at will basis pursuant to each Transferred Employee's offer of employment.

            (e) Each Transferred Employee that has executed an employment contract with any JQH Entity and listed on Schedule 2.3(e) ("Contract Employee") will be employed pursuant to the terms of the relevant employment contract of such Contract Employee, which shall be assumed by JQHHM as part of the Assumed Liabilities (and so listed on Schedule 1.3, if assumed) or by a new employment agreement to be executed and agreed upon immediately after the Effective Time by such employee and JQHHM.

            (f) JQHHM will assume all obligations for accrued vacation and sick leave earned or accrued by the Transferred Employees and Contract Employees as of the Effective Time, including all unused earned, banked or accrued vacation and sick leave that such employees have earned as of the Effective Time.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE JQH ENTITIES

      The JQH Entities hereby jointly and severally represent and warrant that the following are true and correct with respect to each such entity:

      3.1 Consents and Approvals. As of the date of this Agreement and as of the Effective Time, no consent, approval, or authorization of, or declaration, filing, or registration with any third party or any governmental or regulatory authority other than those listed on Schedule 3.1 is required in connection with the execution and delivery of this Agreement or the consummation of the transactions described herein, except as shall be obtained and provided prior to the Effective Time.

      3.2 No Violation. Between the Effective Time and the distribution of the Assets hereunder, the transactions contemplated by this Agreement will not result in a violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under the Indenture.

      3.3 Restricted Payments. As of the time of distribution of the Assets hereunder, no Restricted Payments (as defined in the Indenture) will have been made under the Indenture in reliance on Section 4.07(b)(5) of the Indenture.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF JQHHM

      As of the date of this Agreement and as of the Effective Time, JQHHM hereby represents and warrants that the following are true and correct:

      4.1 Consents and Approvals. No consent, approval, or authorization of, or declaration, filing or registration with any governmental or regulatory authority or any other person or entity other than those listed on Schedule 4.1 is required in connection with the

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execution and delivery of this Agreement or the consummation of the transactions described herein.

                                   ARTICLE V
                          COVENANTS OF THE JQH ENTITIES

      Each JQH Entity hereby jointly and severally covenants and agrees as follows:

      5.1 Corporate/Partnership Action. Each JQH Entity will take all necessary corporate or partnership action and will use all commercially reasonable efforts to take all other action and to obtain all consents, approvals, and amendments of agreements required of it to consummate the transactions contemplated by this Agreement.

      5.2 Acknowledgment. Each JQH Entity agrees to undertake any and all actions necessary to effectuate such transaction, including, but not limited to,
(i) causing the Board of Directors of JQH, Inc. to approve and ratify any such resolutions as are necessary and (ii) delivering to the Trustee the officers' certificate pursuant to Section 7.1(a).

      5.3 Compliance with Indenture. Between the Effective Time and the distribution of the Assets hereunder, none of the JQH Entities will take any action or fail to take any action that will cause the transactions contemplated by this Agreement to violate the Indenture.

                                   ARTICLE VI
                               COVENANTS OF JQHHM

      JQHHM hereby covenants and agrees as follows:

      6.1 Corporate Action. JQHHM will take all necessary action and will use all commercially reasonable efforts to take all other action and to obtain all consents, approvals, and amendments of agreements required of it to consummate the transactions contemplated by this Agreement.

      6.2 WARN Act. JQHHM agrees to be responsible for any WARN Act notice obligations, if any, resulting from the layoff referenced in Section 2.1. JQHHM additionally agrees to indemnify the JQH Entities for any and all liability with which it is assessed as a result of any WARN Act violation in connection with the layoff referenced in Section 2.1 and to reimburse the JQH Entities for any and all costs and fees incurred in defending and/or resolving any alleged WARN Act violation in connection with such layoff.

      6.3 Use of Assets. JQHHM agrees to use the Assets only to perform those management services for (i) the Managed Properties as defined in and contemplated by that certain Management Services Agreement, dated of even date herewith, by and between [TRS] and JQHHM, and (ii) other hotel properties and associated banquet and convention facilities owned by third parties.

                                  ARTICLE VII
                                  DELIVERABLES

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      7.1 The JQH Entities' Deliveries. To consummate the transactions contemplated herein, the parties shall take the following actions:

            (a) Prior to the Effective Time, JQH LP shall deliver to the Trustee an officers' certificate in accordance with the terms and conditions of the Indenture stating that the transactions contemplated by this Agreement are permitted under the terms of the Indenture and setting forth the basis upon which the fair market value of the Assets being distributed under this Agreement by JQH LP was computed.

            (b) Immediately following the Effective Time, the applicable JQH Entities shall execute and deliver, or cause to executed and delivered, to
      JQHHM:

                  (i) An approval of JQH Entity's governing body duly
            authorizing the execution, delivery, and performance of this Agreement and the consummation of the transactions described herein;

                  (ii) A Bill of Sale substantially in the form attached hereto as Schedule 7.1(b);

                  (iii) A duplicate original of an Assignment and Assumption
            Agreement with respect to any applicable Assets (such as those constituting contract rights) and the Assumed Liabilities, in customary form mutually acceptable to the parties;

                  (iv) Such instruments of conveyance, assignment, and transfer, in form and substance, as shall be appropriate to convey, transfer, and assign to, and to vest in, JQHHM, good, clear, record and marketable title to the Assets; and

                  (v) Such other documents as JQHHM shall reasonably request to effectuate the transactions described herein.

      7.2 JQHHM's Deliveries. Immediately following the Effective Time, JQHHM shall deliver to the JQH Entities:

            (a) A Certificate of Good Standing issued by the Delaware Secretary of State dated within 10 days preceding the Effective Time;

            (b) A duplicate original of the Assignment and Assumption Agreement; and

            (c) Such other documents as the JQH Entities shall reasonably request to effectuate the transactions described herein.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand or certified mail, return receipt requested, postage prepaid, (b) when transmitted by telecopier if confirmed in each case or

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(c) when received if sent by overnight courier, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify from time to time by written notice hereunder):

      If to the JQH Entities:
                              JQH Acquisition, LLC
                              Carnegie Hall Tower
                              152 West 57th Street, 56th Floor
                              New York, New York 10019
                              Attn: Jonathan D. Eilian
                              Telephone: (212) 884-8827
                              Facsimile: (212) 884-8753

      with a copy to:
                              Kaye Scholer LLC
                              Three First National Plaza
                              41st Floor
                              70 West Madison Street
                              Chicago, Illinois 60602-4231
                              Attn: Gary R. Silverman, Esq
                              Telephone: (312) 583-2530
                              Facsimile: (312) 583-2330

      If to JQHHM:
                              JQH Hotels Management, LLC
                              300 John Q. Hammons Parkway
                              Suite 900
                              Springfield, Missouri 65806
                                        Attn:

                              Telephone: (417) 873-3595
                              Facsimile: (417) 873-3511

      with a copy to:
                              Blackwell Sanders Peper Martin LLP
                              4801 Main Street, Suite 1000
                              Kansas City, Missouri 64112
                                        Attn: Gary D. Gilson
                                              David C. Agee
                              Telephone: (816) 983-8000
                              Facsimile: (816) 983-8080

      8.2 Entire Agreement. This Agreement and the schedules and documents delivered pursuant hereto and specified herein constitute the entire agreement between the parties hereto relating to the subject matter hereof. To be effective, any modification of this Agreement must be in writing and signed by the party to be charged thereby.

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      8.3 Further Assurances. The parties agree to take all such further actions and to execute, acknowledge, and deliver all such further documents as are necessary or useful to more effectively convey, transfer to or vest in JQHHM the Assets or to better enable JQHHM to realize upon or otherwise enjoy any of the Assets or to carry into effect the intent and purposes of this Agreement.

      8.4 Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware.

      8.5 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

      8.6 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the Courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United State District Court for the District of Delaware, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      8.7 Section Headings. The section headings are for convenience of reference only and shall not limit or control the meaning of any provision of this Agreement.

      8.8 Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

      8.9 Waiver. No delay or omission on the part of either party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

      8.10 Assignment. Neither party hereto shall assign this Agreement without first obtaining the written consent of the other party. Without waiver of the foregoing provisions, all

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of the rights, benefits, duties, liabilities, and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

      8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

      8.12 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to constitute a waiver of any subsequent breach of the same or another provision.

      8.13 Joint Authorship. For purposes of interpreting and/or enforcing this Agreement, the parties hereto shall be considered joint authors. This Agreement shall not be interpreted or enforced strictly against any party hereto, but instead shall be interpreted and/or enforced so as to give effect to the parties' intent in entering into this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              JQH ACQUISITION, LLC,
                              a Delaware limited liability company

                              By:________________________________________
                              Name: _____________________________________
                              Title: ____________________________________

                              JOHN Q. HAMMONS HOTEL, INC.,
                              a Delaware corporation

                              By:________________________________________
                              Name: _____________________________________
                              Title: ____________________________________

                              JOHN Q. HAMMONS HOTELS, L.P.,
                              a Delaware limited partnership

                              By: JOHN Q. HAMMONS HOTELS, INC.,
                                  a Delaware corporation


                              By:________________________________________
                              Name: _____________________________________
                              Title: ____________________________________

                              JQH HOTELS MANAGEMENT, LLC

                              By:________________________________________
                              Name: _____________________________________
                              Title: ____________________________________

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